EXHIBIT 23.1


               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 26, 1999 included in R&B Falcon Corporation's Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.



/s/ARTHUR ANDERSEN LLP

Houston, Texas
October 12, 1999